Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
John V. Moran, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $121.0 MILLION AND DILUTED EARNINGS PER SHARE OF $2.74; DECLARES CASH DIVIDEND
NORWICH, NY (January 27, 2020) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported record net income and diluted earnings per share for the year ended December 31, 2019.
Net income for the year ended December 31, 2019 was $121.0 million, up 7.5% from $112.6 million for the prior year. Diluted earnings per share for the year ended December 31, 2019 was $2.74, as compared with $2.56 for the prior year, an increase of 7.0%.
Net income for the three months ended December 31, 2019 was $29.0 million, down 10.6% from $32.4 million for the third quarter of 2019 and up 1.1% from $28.7 million for the fourth quarter of 2018. Diluted earnings per share for the three months ended December 31, 2019 was $0.66, down 9.5% as compared with $0.73 for the prior quarter and up 1.5% from $0.65 for the fourth quarter of 2018.
Highlights:
•	Diluted earnings per share up 7.0% from prior year

•	Full year 2019 net income up 7.5% from 2018

•	Loan growth for the year ended December 31, 2019 of 3.6% and 6.9% for the fourth quarter, annualized, driven by commercial and residential real estate

•	Strong asset quality continued with nonperforming loans to total loans of 0.40% down 7 basis points from prior quarter

•	Tangible equity ratio of 8.84%, up 99 bps from prior year, and tangible book value per share of $19.03, up 14.2% from 2018

“We are pleased to report that NBT achieved a seventh straight year of record net income in 2019 along with a new annual EPS record,” said NBT President and CEO John H. Watt, Jr. “The best team in community banking maintained focus on the fundamentals of our core banking business, including low-cost deposit gathering and prudent loan growth, while advancing our strategic priorities and executing on technology and digital initiatives. Our strong balance sheet, disciplined approach to credit and risk management, and diversified fee businesses provide NBT with optionality as we continue to grow our company, both organically and by acquisition. In the second quarter of 2020, we intend to accelerate the growth of our well-established EPIC Retirement Plan Services business with the acquisition of Alliance Benefit Group of Illinois, Inc. of Peoria, bringing the number of plan participants we support nationwide to 250,000.”

Net interest income for the year ended 2019 was $311.6 million, up $5.9 million, or 1.9%, from 2018. The fully taxable equivalent (“FTE”) net interest margin of 3.58% for the year ended December 31, 2019, was comparable to 2018. Average interest-earning assets were up $144.8 million, or 1.7%, for the year ended December 31, 2019, as compared to the same period in 2018, driven by a $206.7 million increase in loans that was partially offset by an $89.9 million decrease in securities. Interest income increased $23.3 million, or 6.8%, due to the increase in earning assets combined with a 17 basis point (“bp”) improvement in loan yields. Interest expense was up $17.4 million, or 44.9% for the year ended December 31, 2019 as compared to the same period in 2018 as the cost of interest-bearing liabilities increased 29 bps, driven by interest-bearing deposit costs increasing 33 bps.
Net interest income was $77.2 million for the fourth quarter of 2019, down $0.9 million, or 1.1%, from the previous quarter. FTE net interest margin was 3.52% for the three months ended December 31, 2019, down 5 bps from the previous quarter, and interest income decreased $1.8 million, or 2.0%. The yield on average interest-earning assets decreased 9 bps to 4.13%, and average interest-earning assets were steady at $8.7 billion. The lower asset yield primarily reflects the impact of lower short-term rates on floating-rate loans, while average earning assets remained consistent driven by a smaller investment portfolio partially offset by an increase in loans. Interest expense was down $0.9 million, or 6.5%, due to a $31.3 million decrease in average interest-bearing liabilities from the prior quarter. The cost of interest-bearing liabilities decreased 6 bps to 0.90% for the quarter ended December 31, 2019, driven by a 19 bp decrease in short-term borrowings cost and a 4 bp decrease in interest-bearing deposit costs.
Noninterest income for the year ended December 31, 2019 was $144.0 million, up $19.3 million, or 15.4%, from the same period in 2018. Excluding net securities gains (losses), noninterest income for the year ended December 31, 2019 was $139.8 million, up $8.7 million or 6.6%, from the same period in 2018. The increase from the prior year was driven by higher other noninterest income primarily due to higher swap fee income, higher retirement plan administration fees due to a full year’s contribution from Retirement Plan Services, LLC (“RPS”), which was acquired in the second quarter of 2018, and higher ATM and debit card fees due to an increase in the number of accounts and usage.
Noninterest income for the three months ended December 31, 2019 was $36.2 million, down $3.5 million or 8.8%, from the prior quarter and up $10.3 million or 39.7%, from the fourth quarter of 2018. In the third quarter of 2019, the Company sold Visa Class B common stock for a gain of $4.0 million and in the fourth quarter of 2018, the Company restructured the investment portfolio by selling $109 million lower yielding bonds and reinvesting the proceeds in higher yielding bonds, which resulted in a $6.6 million loss on securities sold. Excluding net securities gains (losses), noninterest income for the three months ended December 31, 2019 was $36.1 million, up $0.4 million or 1.0%, from the prior quarter and up $3.2 million or 9.7%, from the fourth quarter of 2018. The increase from the prior quarter and from the fourth quarter of 2018 was primarily due to higher other noninterest income due primarily to higher swap fee income.
Noninterest expense for the year ended December 31, 2019 was $274.7 million, up $10.2 million or 3.8%, from the same period in 2018. The increase from the prior year was driven by higher salaries and employee benefits, equipment expense and other noninterest expenses as compared to the same period of 2018, partially offset by lower FDIC insurance expense. The increase in salaries and employee benefits was primarily due to the RPS acquisition in the second quarter of 2018 and $0.7 million in one-time charges related to efficiency initiatives and general wage and benefit increases. The $4.8 million increase in other noninterest expenses was due to $3.1 million in reorganization expenses incurred during the third quarter of 2019, primarily related to branch optimization strategies to improve future operating efficiencies and an increase in the amortization expense for pension plan actuarial costs. FDIC insurance expense decreased from 2018 due to receipt of the Small Bank Assessment Credit in 2019.

Noninterest expense for the three months ended December 31, 2019 was $70.3 million, up $0.5 million or 0.8%, from the prior quarter and up $1.4 million or 2.0%, from the fourth quarter of 2018. The increase from the prior quarter was primarily driven by an increase in professional fees and loan collection expenses, which were partially offset by lower other noninterest expenses due to the previously mentioned branch optimization that occurred during the third quarter of 2019. The increase from the fourth quarter of 2018 was primarily due to increases in salaries and employee benefits and loan collection, partially offset by lower FDIC insurance expense due to the previously mentioned receipt of the Small Bank Assessment Credit in 2019.
Income tax expense for the year ended December 31, 2019 was $34.4 million, up $10.0 million, or 40.8%, from the same period of 2018. The effective tax rate of 22.1% in 2019 was up from 17.8% for the same period in the prior year. The increase in income tax expense from the prior year was due to a $5.5 million tax benefit recorded in the fourth quarter of 2018 primarily related to one-time income tax return accounting method changes, combined with a higher level of taxable income.
Income tax expense for the three months ended December 31, 2019 was $8.2 million, down $1.2 million from the prior quarter and up $7.4 million from the fourth quarter of 2018. The effective tax rate of 22.0% for the fourth quarter of 2019 was down from 22.4% from the third quarter of 2019 and up from 2.5% from the fourth quarter of 2018. The decrease in income tax expense from the prior quarter was due to lower taxable income and the increase from the fourth quarter of 2018 primarily due to one-time income tax return accounting method changes during the fourth quarter of 2018.
Asset Quality
Net charge-offs of $25.0 million for the year ended December 31, 2019 were down compared to $25.8 million for the same period of 2018. Provision expense was $25.4 million for the year ended December 31, 2019, as compared with $28.8 million for the same period of 2018. Annualized net charge-offs to average loans for the year ended December 31, 2019 was 0.36%, as compared with 0.38% for the same period of 2018.
Net charge-offs of $5.4 million for the three months ended December 31, 2019 were down as compared to $6.1 million for the prior quarter and down compared to $6.8 million for the fourth quarter of 2018. Provision expense was lower at $6.0 million for the three months ended December 31, 2019, as compared with $6.3 million for the prior quarter and $6.5 million for the fourth quarter of 2018. Annualized net charge-offs to average loans for the fourth quarter of 2019 was 0.30%, down from 0.35% for the prior quarter and down from 0.39% for the fourth quarter of 2018.
Nonperforming loans to total loans was 0.40% at December 31, 2019, down 7 bps from 0.47% at September 30, 2019 and down 4 bps from 0.44% at December 31, 2018. Past due loans as a percentage of total loans was 0.49% at December 31, 2019, down from 0.57% at September 30, 2019 and down from 0.55% at December 31, 2018.
The allowance for loan losses totaled $73.0 million at December 31, 2019, compared to $72.4 million at September 30, 2019 and $72.5 million at December 31, 2018. The allowance for loan losses as a percentage of loans was 1.02% (1.06% excluding acquired loans) at December 31, 2019, compared to 1.03% (1.08% excluding acquired loans) at September 30, 2019 and 1.05% (1.10% excluding acquired loans) at December 31, 2018.

Balance Sheet
Total assets were $9.7 billion at December 31, 2019, up $159.6 million from December 31, 2018. Loans were $7.1 billion at December 31, 2019, up $248.4 million from December 31, 2018. In 2019, loan growth in commercial real estate and residential real estate was partially offset by run-off in consumer portfolios. Total deposits were $7.6 billion at December 31, 2019, up $219.6 million, or 3.0%, from December 31, 2018, reflecting growth in money market deposit accounts and non-interest-bearing demand accounts. Stockholders’ equity was $1.1 billion, representing a total equity-to-total assets ratio of 11.53% at December 31, 2019, compared with $1.0 billion or a total equity-to-total assets ratio of 10.65% at December 31, 2018. Tangible book value per share was $19.03 at December 31, 2019, an increase of 14.2% from December 31, 2018.

On January 1, 2020, the Company adopted ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”). While certain key assumptions to be used in NBT’s CECL model and methodologies are being finalized, as well as certain review controls, the day-one impact of adopting CECL is not expected to be material to the Company’s total capital.
Dividend
The Board of Directors approved a first-quarter 2020 cash dividend of $0.27 per share at a meeting held today. The dividend will be paid on March 13, 2020 to shareholders of record as of February 28, 2020.
Other Events
On January 24, 2020, NBT subsidiary EPIC Retirement Plan Services, a full-service 401(k) recordkeeping firm, signed a definitive agreement to purchase the assets of Alliance Benefit Group of Illinois, Inc. (“ABGIL”). ABGIL is a retirement plan services company located in Peoria, Illinois that provides full-service recordkeeping, administration, fiduciary investment advice and plan design solutions to employers nationwide. This is NBT’s fifth retirement plan services acquisition since 2015. The addition of ABGIL will strengthen NBT’s presence in retirement services and bring the number of plan participants supported by NBT to 250,000 in all 50 states. The Company expects to complete the acquisition of ABGIL in the second quarter of 2020.
2020 Annual Meeting
NBT will be moving to a virtual shareholder meeting format, and the 2020 Annual Meeting of Shareholders will be hosted online on May 19, 2020. As technology enables new types of engagement, this virtual format will allow NBT to reach more shareholders, who will have the same opportunities to participate as in past in-person meetings. Details will be provided to shareholders with proxy materials in April 2020.
Corporate Overview
NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.7 billion at December 31, 2019. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 146 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements
This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are several factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in tax laws and accounting standards, including the estimated effects from the adoption of the CECL model on January 1, 2020, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.
Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings, equity and assets as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019				2018
Profitability:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Diluted earnings per share	$0.66	$0.73	$0.69	$0.66	$0.65
Weighted average diluted common shares outstanding	44,174,201	44,138,495	44,120,377	44,081,086	44,059,796
Return on average assets (1)	1.20%	1.34%	1.28%	1.24%	1.20%
Return on average equity (1)	10.36%	11.83%	11.63%	11.52%	11.34%
Return on average tangible common equity (1)(3)	14.28%	16.43%	16.38%	16.45%	16.37%
Net interest margin (1)(2)	3.52%	3.57%	3.61%	3.64%	3.61%

	12 Months ended December 31,
Profitability:	2019	2018
Diluted earnings per share	$2.74	$2.56
Weighted average diluted common shares outstanding	44,123,698	44,019,698
Return on average assets	1.26%	1.20%
Return on average equity	11.32%	11.49%
Return on average tangible common equity (4)	15.85%	16.71%
Net interest margin (2)	3.58%	3.58%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2019				2018
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$28,960	$32,379	$30,555	$29,127	$28,652
Amortization of intangible assets (net of tax)	633	656	670	726	734
Net income, excluding intangibles amortization	$29,593	$33,035	$31,225	$29,853	$29,386

Average stockholders’ equity	$1,109,225	$1,085,961	$1,053,750	$1,025,753	$1,002,822
Less: average goodwill and other intangibles	287,268	288,077	288,930	289,913	290,854
Average tangible common equity	$821,957	$797,884	$764,820	$735,840	$711,968

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2019	2018
Net income	$121,021	$112,566
Amortization of intangible assets (net of tax)	2,684	3,032
Net income, excluding intangibles amortization	$123,705	$115,598

Average stockholders’ equity	$1,068,948	$980,005
Less: average goodwill and other intangibles	288,539	288,273
Average tangible common equity	$780,409	$691,732

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019				2018
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data:
Securities available for sale	$975,340	$932,173	$979,696	$951,859	$998,496
Securities held to maturity	630,074	678,435	744,601	780,565	783,599
Net loans	7,063,133	6,941,444	6,891,108	6,818,907	6,815,204
Total assets	9,715,925	9,661,386	9,635,718	9,533,510	9,556,363
Total deposits	7,587,820	7,743,166	7,593,706	7,617,659	7,368,211
Total borrowings	820,682	628,701	794,829	719,775	1,046,616
Total liabilities	8,595,528	8,562,785	8,560,895	8,499,455	8,538,454
Stockholders’ equity	1,120,397	1,098,601	1,074,823	1,034,055	1,017,909

Asset quality:
Nonaccrual loans	$25,174	$24,623	$24,669	$25,632	$25,487
90 days past due and still accruing	3,717	8,342	2,387	3,335	5,085
Total nonperforming loans	28,891	32,965	27,056	28,967	30,572
Other real estate owned	1,458	2,144	2,203	2,222	2,441
Total nonperforming assets	30,349	35,109	29,259	31,189	33,013
Allowance for loan losses	72,965	72,365	72,165	71,405	72,505

Asset quality ratios (total):
Allowance for loan losses to total loans	1.02%	1.03%	1.04%	1.04%	1.05%
Total nonperforming loans to total loans	0.40%	0.47%	0.39%	0.42%	0.44%
Total nonperforming assets to total assets	0.31%	0.36%	0.30%	0.33%	0.35%
Allowance for loan losses to total nonperforming loans	252.55%	219.52%	266.72%	246.50%	237.16%
Past due loans to total loans	0.49%	0.57%	0.52%	0.52%	0.55%
Net charge-offs to average loans (1)	0.30%	0.35%	0.38%	0.41%	0.39%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.06%	1.08%	1.08%	1.09%	1.10%
Nonperforming loans to loans	0.39%	0.47%	0.38%	0.41%	0.43%
Allowance for loan losses to nonperforming loans	269.90%	231.21%	287.67%	265.63%	254.92%
Past due loans to loans	0.48%	0.56%	0.52%	0.52%	0.56%

Capital:
Equity to assets	11.53%	11.37%	11.15%	10.85%	10.65%
Tangible equity ratio (3)	8.84%	8.65%	8.41%	8.06%	7.85%
Book value per share	$25.58	$25.09	$24.56	$23.64	$23.31
Tangible book value per share (4)	$19.03	$18.52	$17.97	$17.02	$16.66
Tier 1 leverage ratio	10.33%	10.15%	9.88%	9.62%	9.52%
Common equity tier 1 capital ratio	11.29%	11.14%	10.95%	10.69%	10.49%
Tier 1 capital ratio	12.56%	12.42%	12.24%	11.99%	11.79%
Total risk-based capital ratio	13.52%	13.38%	13.21%	12.98%	12.78%
Common stock price (end of period)	$40.56	$36.59	$37.51	$36.01	$34.59

(1)  Annualized.
(2)  Non-GAAP measure - Excludes acquired loans.
(3)  Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.
(4)  Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	December 31, 2019	December 31, 2018
Cash and due from banks	$170,595	$175,550
Short-term interest bearing accounts	46,248	5,405
Equity securities, at fair value	27,771	23,053
Securities available for sale, at fair value	975,340	998,496
Securities held to maturity (fair value $641,262 and $778,675, respectively)	630,074	783,599
Federal Reserve and Federal Home Loan Bank stock	44,620	53,229
Loans held for sale	11,731	6,943
Loans	7,136,098	6,887,709
Less allowance for loan losses	72,965	72,505
Net loans	$7,063,133	$6,815,204
Premises and equipment, net	75,631	78,970
Goodwill	274,769	274,769
Intangible assets, net	12,020	15,599
Bank owned life insurance	181,748	177,479
Other assets	202,245	148,067
Total assets	$9,715,925	$9,556,363

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$2,414,383	$2,361,099
Savings, NOW and money market	4,312,244	4,076,434
Time	861,193	930,678
Total deposits	$7,587,820	$7,368,211
Short-term borrowings	655,275	871,696
Long-term debt	64,211	73,724
Junior subordinated debt	101,196	101,196
Other liabilities	187,026	123,627
Total liabilities	$8,595,528	$8,538,454

Total stockholders’ equity	$1,120,397	$1,017,909

Total liabilities and stockholders’ equity	$9,715,925	$9,556,363

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Interest, fee and dividend income
Interest and fees on loans	$79,800	$78,963	$321,474	$300,827
Securities available for sale	5,639	6,332	23,303	26,920
Securities held to maturity	4,213	4,344	19,105	13,242
Other	924	885	3,652	3,266
Total interest, fee and dividend income	$90,576	$90,524	$367,534	$344,255
Interest expense
Deposits	$10,181	$6,977	$39,986	$22,144
Short-term borrowings	1,707	3,131	9,693	10,552
Long-term debt	484	431	1,875	1,790
Junior subordinated debt	1,021	1,110	4,425	4,140
Total interest expense	$13,393	$11,649	$55,979	$38,626
Net interest income	$77,183	$78,875	$311,555	$305,629
Provision for loan losses	6,004	6,528	25,412	28,828
Net interest income after provision for loan losses	$71,179	$72,347	$286,143	$276,801
Noninterest income
Insurance and other financial services revenue	$5,891	$5,843	$25,006	$24,345
Service charges on deposit accounts	4,361	4,503	17,151	17,224
ATM and debit card fees	5,935	5,704	23,893	22,699
Retirement plan administration fees	7,218	7,113	30,388	26,992
Trust	4,673	4,573	19,164	19,524
Bank owned life insurance income	1,236	1,239	5,355	5,091
Net securities gains (losses)	189	(6,916)	4,213	(6,341)
Other	6,738	3,887	18,853	15,228
Total noninterest income	$36,241	$25,946	$144,023	$124,762
Noninterest expense
Salaries and employee benefits	$39,592	$38,998	$156,867	$151,685
Occupancy	5,653	5,284	22,706	22,318
Data processing and communications	4,719	4,431	18,318	17,652
Professional fees and outside services	4,223	3,968	14,785	14,376
Equipment	4,821	4,529	18,583	17,037
Office supplies and postage	1,744	1,564	6,579	6,204
FDIC expense	-	1,135	1,946	4,651
Advertising	952	1,006	2,773	2,782
Amortization of intangible assets	844	978	3,579	4,042
Loan collection and other real estate owned, net	1,436	738	4,158	4,217
Other	6,310	6,273	24,440	19,597
Total noninterest expense	$70,294	$68,904	$274,734	$264,561
Income before income tax expense	$37,126	$29,389	$155,432	$137,002
Income tax expense	8,166	737	34,411	24,436
Net income	$28,960	$28,652	$121,021	$112,566
Earnings Per Share
Basic	$0.66	$0.66	$2.76	$2.58
Diluted	$0.66	$0.65	$2.74	$2.56

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2019				2018
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$79,800	$81,082	$81,271	$79,321	$78,963
Securities available for sale	5,639	5,711	6,031	5,922	6,332
Securities held to maturity	4,213	4,586	5,089	5,217	4,344
Other	924	1,002	842	884	885
Total interest, fee and dividend income	$90,576	$92,381	$93,233	$91,344	$90,524
Interest expense
Deposits	$10,181	$10,745	$10,234	$8,826	$6,977
Short-term borrowings	1,707	1,989	2,760	3,237	3,131
Long-term debt	484	498	471	422	431
Junior subordinated debt	1,021	1,095	1,141	1,168	1,110
Total interest expense	$13,393	$14,327	$14,606	$13,653	$11,649
Net interest income	$77,183	$78,054	$78,627	$77,691	$78,875
Provision for loan losses	6,004	6,324	7,277	5,807	6,528
Net interest income after provision for loan losses	$71,179	$71,730	$71,350	$71,884	$72,347
Noninterest income
Insurance and other financial services revenue	$5,891	$6,421	$5,938	$6,756	$5,843
Service charges on deposit accounts	4,361	4,330	4,224	4,236	4,503
ATM and debit card fees	5,935	6,277	6,156	5,525	5,704
Retirement plan administration fees	7,218	7,600	7,836	7,734	7,113
Trust	4,673	5,209	4,731	4,551	4,573
Bank owned life insurance income	1,236	1,556	1,186	1,377	1,239
Net securities gains (losses)	189	4,036	(69)	57	(6,916)
Other	6,738	4,291	4,239	3,585	3,887
Total noninterest income	$36,241	$39,720	$34,241	$33,821	$25,946
Noninterest expense
Salaries and employee benefits	$39,592	$39,352	$38,567	$39,356	$38,998
Occupancy	5,653	5,335	5,443	6,275	5,284
Data processing and communications	4,719	4,492	4,693	4,414	4,431
Professional fees and outside services	4,223	3,535	3,359	3,668	3,968
Equipment	4,821	4,487	4,518	4,757	4,529
Office supplies and postage	1,744	1,667	1,577	1,591	1,564
FDIC expense (credit)	-	(20)	949	1,017	1,135
Advertising	952	677	641	503	1,006
Amortization of intangible assets	844	874	893	968	978
Loan collection and other real estate owned, net	1,436	976	961	785	738
Other	6,310	8,374	4,630	5,126	6,273
Total noninterest expense	$70,294	$69,749	$66,231	$68,460	$68,904
Income before income tax expense	$37,126	$41,701	$39,360	$37,245	$29,389
Income tax expense	8,166	9,322	8,805	8,118	737
Net income	$28,960	$32,379	$30,555	$29,127	$28,652
Earnings Per Share
Basic	$0.66	$0.74	$0.70	$0.67	$0.66
Diluted	$0.66	$0.73	$0.69	$0.66	$0.65

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2019		Q3 - 2019		Q2 - 2019		Q1 - 2019		Q4 - 2018
Assets
Short-term interest bearing accounts	$51,613	2.43%	$57,530	1.95%	$25,783	1.28%	$9,065	4.07%	$3,780	5.25%
Securities available for sale (1) (3)	942,302	2.37%	940,256	2.41%	981,079	2.47%	984,704	2.45%	1,104,198	2.29%
Securities held to maturity (1) (3)	651,305	2.73%	698,617	2.77%	770,651	2.83%	782,570	2.90%	688,840	2.73%
Investment in FRB and FHLB Banks	37,842	6.37%	40,525	7.04%	46,179	6.60%	49,152	6.54%	47,689	6.95%
Loans (2) (3)	7,055,288	4.49%	6,987,476	4.61%	6,958,299	4.69%	6,886,672	4.68%	6,876,341	4.56%
Total interest earning assets	$8,738,350	4.13%	$8,724,404	4.22%	$8,781,991	4.28%	$8,712,163	4.28%	$8,720,848	4.14%
Other assets	861,909		852,616		816,748		795,585		769,302
Total assets	$9,600,259		$9,577,020		$9,598,739		$9,507,748		$9,490,150

Liabilities and stockholders’ equity
Money market deposit accounts	$2,057,678	1.16%	$2,015,297	1.24%	$1,916,045	1.16%	$1,804,053	0.99%	$1,745,980	0.65%
NOW deposit accounts	1,064,193	0.13%	1,056,001	0.13%	1,127,413	0.13%	1,135,213	0.16%	1,166,383	0.18%
Savings deposits	1,251,432	0.06%	1,274,793	0.06%	1,282,084	0.06%	1,252,042	0.06%	1,250,703	0.06%
Time deposits	853,353	1.69%	893,837	1.75%	953,698	1.73%	942,457	1.64%	921,252	1.47%
Total interest bearing deposits	$5,226,656	0.77%	$5,239,928	0.81%	$5,279,240	0.78%	$5,133,765	0.70%	$5,084,318	0.54%
Short-term borrowings	475,332	1.42%	490,694	1.61%	620,898	1.78%	712,306	1.84%	724,693	1.71%
Long-term debt	81,613	2.35%	84,250	2.35%	82,414	2.29%	73,707	2.32%	73,735	2.32%
Junior subordinated debt	101,196	4.00%	101,196	4.29%	101,196	4.52%	101,196	4.68%	101,196	4.35%
Total interest bearing liabilities	$5,884,797	0.90%	$5,916,068	0.96%	$6,083,748	0.96%	$6,020,974	0.92%	$5,983,942	0.77%
Demand deposits	2,406,563		2,389,617		2,298,867		2,309,531		2,373,235
Other liabilities	199,674		185,374		162,374		151,490		130,151
Stockholders’ equity	1,109,225		1,085,961		1,053,750		1,025,753		1,002,822
Total liabilities and stockholders’ equity	$9,600,259		$9,577,020		$9,598,739		$9,507,748		$9,490,150

Interest rate spread		3.23%		3.26%		3.32%		3.36%		3.37%
Net interest margin (FTE) (3)		3.52%		3.57%		3.61%		3.64%		3.61%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%. The total amount of adjustment to present yields on a FTE basis is $349, $374, $445, $500 and $535 for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months ended December 31,	2019			2018
Assets
Short-term interest bearing accounts	$36,174	$773	2.14%	$3,377	$183	5.42%
Securities available for sale (1) (3)	961,909	23,334	2.43%	1,210,013	27,081	2.24%
Securities held to maturity (1) (3)	725,352	20,410	2.81%	567,117	14,657	2.58%
Investment in FRB and FHLB Banks	43,385	2,879	6.64%	48,214	3,083	6.39%
Loans (2) (3)	6,972,438	321,805	4.62%	6,765,748	301,258	4.45%
Total interest earning assets	$8,739,258	$369,201	4.22%	$8,594,469	$346,262	4.03%
Other assets	831,954			764,670
Total assets	$9,571,212			$9,359,139

Liabilities and stockholders’ equity
Money market deposit accounts	$1,949,147	$22,257	1.14%	$1,706,823	$8,314	0.49%
NOW deposit accounts	1,095,402	1,518	0.14%	1,191,008	1,894	0.16%
Savings deposits	1,265,112	733	0.06%	1,266,970	725	0.06%
Time deposits	910,546	15,478	1.70%	866,388	11,211	1.29%
Total interest bearing deposits	$5,220,207	$39,986	0.77%	$5,031,189	$22,144	0.44%
Short-term borrowings	573,927	9,693	1.69%	727,635	10,552	1.45%
Long-term debt	80,528	1,875	2.33%	80,195	1,790	2.23%
Junior subordinated debt	101,196	4,425	4.37%	101,196	4,140	4.09%
Total interest bearing liabilities	$5,975,858	$55,979	0.94%	$5,940,215	$38,626	0.65%
Demand deposits	2,351,515			2,321,264
Other liabilities	174,891			117,655
Stockholders’ equity	1,068,948			980,005
Total liabilities and stockholders’ equity	$9,571,212			$9,359,139
Net interest income (FTE)		$313,222			$307,636
Interest rate spread			3.28%			3.38%
Net interest margin (FTE) (3)			3.58%			3.58%
Taxable equivalent adjustment		$1,667			$2,007
Net interest income		$311,555			$305,629

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2019				2018
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial	$1,302,209	$1,317,649	$1,299,784	$1,306,551	$1,291,568
Commercial real estate	2,142,057	2,033,552	2,025,280	1,943,931	1,930,742
Residential real estate mortgages	1,445,156	1,416,920	1,404,079	1,390,411	1,380,836
Dealer finance	1,193,635	1,195,783	1,189,670	1,191,111	1,216,144
Specialty lending	542,063	528,505	519,974	529,144	524,928
Home equity	444,082	452,535	456,754	463,582	474,566
Other consumer	66,896	68,865	67,732	65,582	68,925
Total loans	$7,136,098	$7,013,809	$6,963,273	$6,890,312	$6,887,709